SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                           --------------------


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 3, 1995


                      AMERICAN PREMIER UNDERWRITERS, INC.
               (Exact name of registrant as specified in charter)


        Pennsylvania                 1-1569        23-6000765
(State or other jurisdiction      (Commission     (IRS Employer
      of incorporation)           File Number)    Identification No.)


     One East Fourth Street, Cincinnati, Ohio       45202
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (513) 579-6600

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Item 5.   Other Events.
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          On April 3, 1995, Registrant consummated the
acquisition (the "Acquisition") of all of the common stock of American Financial Corporation ("AFC") pursuant to the Agreement and Plan of Acquisition and Reorganization, as amended, previously filed as Exhibit 2 to Registrant's Current Report on Form 8-K dated February 28, 1995. The Acquisition was approved by Registrant's shareholders at a Special Meeting of Shareholders held on March 23, 1995. As a result of the Acquisition, Registrant has become a wholly owned subsidiary of American Premier Group, Inc. ("New American Premier"), a new holding company formed by Registrant for the purpose of acquiring all of the common stock of AFC. Pursuant to the terms of the Acquisition, (a) Registrant merged with a subsidiary of New American Premier and each of the 41.7 million shares of Registrant's outstanding common stock was converted into one share of New American Premier common stock, (b) AFC merged with another subsidiary of New American Premier and each share of AFC common stock was converted into 1.435 shares of New American Premier common stock (after giving effect to a litigation settlement) and (c) New American Premier owns all of the common stock of the Company and AFC.

          The 28.3 million common shares of New American Premier issued in the Acquisition to the common shareholders of AFC, consisting of Carl H. Lindner, members of his family and trusts for their benefit, constitute approximately 55.2% of the outstanding common stock of New American Premier. Mr. Lindner is Chairman of the Board and Chief Executive Officer of both Registrant and AFC and has continued in that role with New American Premier. AFC beneficially owned approximately 18.7 million shares (or approximately 44.8% of the outstanding shares) of Registrant's common stock, which in effect was acquired by New American Premier upon consummation of the Acquisition. Accordingly, the net increase in outstanding shares resulting from the Acquisition was 9.6 million shares.

          A copy of Registrant's press release announcing completion of the Acquisition is filed as Exhibit 20 hereto and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information
          -----------------------------------------------------
          and Exhibits
          ------------

    (c)   Exhibits:

          Exhibit Number
         (Referenced to
          Item 601 of
          Regulation S-K)
          ---------------

          20    Registrant's press release dated April 3, 1995.

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                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly author-ized.

                              AMERICAN PREMIER UNDERWRITERS, INC.



Date:  April 5, 1995          By:        Robert W.Olson
                                 --------------------------------
                                         Robert W. Olson
                                      Senior Vice President,
                                  General Counsel and Secretary


































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